CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                   EXHIBIT 10.18

                             COLLABORATION AGREEMENT

        This Collaboration Agreement ("Agreement") is effective as of the 1st day of October, 2000 ("Effective Date"), by and between Takara Shuzo Co., Ltd., a Japanese corporation having its principal office at SETA 3-4-1, Otsu, Shiga, 520-2193 JAPAN ("Takara"), and Lynx Therapeutics, Inc., a Delaware corporation, having its principal office at 25861 Industrial Blvd., Hayward, California, USA ("Lynx").

                                    RECITALS

        WHEREAS, Lynx owns and is an exclusive licensee of unique proprietary technologies for genetic analysis, including Megaclone(TM) technology for generating libraries of microbeads each containing a clone of a distinct DNA molecule, Megasort(TM) technology for isolating genes carried on Megaclone(TM) microbeads that are differentially expressed in two different cell or tissue sources, and MPSS(TM) technology for simultaneously generating signature sequences of DNA molecules carried on Megaclone(TM) microbeads;

        WHEREAS, Takara has extensive experience as a provider of biomedical research products in Asia and worldwide, and is in the business of manufacturing and marketing kits and reagents, including microarrays, for molecular biology research and genetic analysis; and

        WHEREAS, Takara desires to acquire from Lynx, and Lynx desires to grant to Takara in exchange for the consideration described below, the right to use Lynx's proprietary technologies to manufacture, distribute, and sell microarrays worldwide and to provide Megasort(TM) and MPSS(TM) services to customers in Japan, China, and Korea.

        NOW, THEREFORE, in view of the foregoing premises and in consideration of the mutual promises and covenants contained in the Agreement, Lynx and Takara agree as follows:

ARTICLE 1    DEFINITIONS.

        1.1 "Affiliate" means a corporation, partnership, entity, person, firm, company or joint venture that controls, is controlled by or is under the common control with the referenced Party. For the purposes of this definition the word "control" means the power to direct or cause the direction of the management and policies of such entity, or the ownership of at least fifty percent (50%) of the voting stock of such entity.


                                    Page 1.

        1.2 "Confidential Information" of a Disclosing Party shall mean the following, to the extent previously, currently, or subsequently disclosed to the other party hereunder or otherwise: information relating to each Party's technology and business including, without limitation, reagents, computer programs, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial, customer and product development plans, forecasts, strategies and information. In particular, but without limitation, information, including information regarding costs, relating to Lynx Technology, Proprietary Reagents, MPSS(TM) Instruments, Manufacturing Information, Lynx Software, Patent Rights, Lynx Know-How, and improvements and additions made by Lynx thereto shall be considered Confidential Information of Lynx. In particular, but without limitation, information relating to Microarray technology, including Microarray composition, fabrication, production, quality control and improvements thereto made by Takara, sales and distribution information relating to Microarrays and services based on Lynx Technology, including customer lists, marketing plans forecasts and the like, shall be considered Confidential Information of Takara.

        1.3 "Licensed Microarray" means a Microarray which has at least one Microarray Spot containing a nucleic acid sequence identified by Megasort(TM) or MPSS(TM) technology.

        1.4 "Lynx Know-How" means procedures, reagents, materials, or other Confidential Information owned and/or controlled by Lynx, which is not generally known to the public, necessary or desirable for the practice of Megaclone(TM), Megasort(TM), and MPSS(TM) technologies, including standard operating procedures
(SOPs), quality control procedures and data, software for control and data acquisition, software for data analysis and display, and the like.

        1.5 "Lynx Technology" means Megaclone(TM), Megasort(TM), and/or MPSS(TM) technologies.

        1.6 "Lynx Software" means any data acquisition, processing, or display software owned, controlled, and developed by Lynx which is used in process control, sample handling, operation, or data acquisition or analysis in the Megaclone(TM), Megasort(TM), and MPSS(TM) technologies.

        1.7 "Manufacturing Information" in reference to Proprietary Materials means procedures, reagents, materials, or other Confidential Information necessary or desirable for manufacture or synthesis of Proprietary Materials, including standard operating procedures (SOPs), quality control procedures and data, designs, and the like, related to such synthesis or manufacture.

        1.8 "Marketing Plan" means a commercially reasonable written plan including the elements set forth in Exhibit 8.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 2.

        1.9 "Megaclone(TM) technology" means the technology owned and/or controlled by Lynx for generating a population of microbeads having complementary DNA (cDNA) molecules attached wherein substantially every different cDNA molecule is attached to a different microbead of the population. A "Megaclone(TM) Library" means a cDNA library which has been transformed using Megaclone(TM) technology into a population of microbeads each having attached a clonal population of a distinct cDNA molecule. As used herein, Megaclone(TM) technology does not include any process for attaching genomic fragments of DNA to microbeads or any other solid phase support.

        1.10 "Megasort(TM) Service" means the analysis of genes expressed in different cell or tissue sources by Megasort(TM) technology.

        1.11 "Megasort(TM) technology" means the technology owned and/or controlled by Lynx for detecting and isolating gene products, such as cDNA molecules, differentially expressed in two different cell or tissue sources by fluorescence activated cell sorting (FACS) analysis of a Megaclone(TM) Library to which differently labeled probes derived from the two different cell or tissue sources have been competitively hybridized.

        1.12 "Microarray" means a solid phase support containing a plurality of discrete regions such that within each discrete region a single species of nucleic acid is attached. Said nucleic acid may be attached covalently or non-covalently by any method, including, but not limited to, deposition of a solution containing a separately synthesized cDNA, polynucleotide, or oligonucleotide, or in situ synthesis using ink-jet, photolithographic, or any other chemical technologies.

        1.13 "Microarray Spot" means a discrete region of a Microarray in which a single species of nucleic acid is attached.

        1.14 "MPSS(TM) Instrument" means an apparatus for carrying out the process steps of MPSS(TM) technology. An MPSS(TM) Instrument consists of the following modules: Flow Cell including housing with heating and cooling system, optical/imaging system, fluid delivery system, control/monitoring system, and data collection software.

        1.15 "MPSS(TM) Service" means the analysis of genes expressed in a cell or tissue by MPSS(TM) technology.

        1.16 "MPSS(TM) technology" means the technology owned and/or controlled by Lynx for simultaneously generating signature sequences of cDNAs in a Megaclone(TM) Library disposed in a

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 3.

flow cell using the ligation-based sequencing method described in Brenner et al, Nature Biotechnology, 18: 630-634 (2000).

        1.17 "Party" or "Parties" shall mean Lynx or Takara or their Affiliates.

        1.18 "Patent Rights" shall mean the patents and patent applications listed in Exhibit 1; and with respect to U.S. patents and applications, all foreign equivalents thereof, if not already listed in Exhibit 1; and patents issuing on said foreign and U.S. patent applications. "Patent Rights" shall also include any divisional, continuation, reissue, reexamination or extension of the above-described patent applications and resulting patents, along with any extended or restored term, and any confirmation patent, registration patent, or patent of addition. Patent Rights shall include Lynx's rights under the Harvard Patents (defined below).

        1.19 "Process Improvement" means any improvement in Lynx Technology that is covered by a Valid Claim.

        1.20 "Proprietary Reagents" shall mean any material, compositions of matter, or article of manufacture which is covered by one or more Valid Claims of a patent or patent application listed in Exhibit 1 or which is part of Lynx Know-How. Proprietary Reagents include Flow Cells, Tagged Microbeads, Tag Vectors, Encoded Adaptors, Decoder Probes, and Pac I restriction endonuclease. As used herein, "Flow Cell" means an optically transmissive article comprising an inlet, an outlet, and a planar chamber for substantially immobilizing microbeads in a closely packed planar array and through which processing reagents may be passed so that chemical or enzymatic reactions may be carried out on the microbeads and optical signals generated as a result thereof may be detected. Flow Cells are described and claimed in International patent publication WO 98/53300, and related patent applications. As used herein, "Tagged Microbeads" mean populations of microbeads each member of which has a single kind of oligonucleotide tag attached from a defined repertoire of oligonucleotide tags. Tagged Microbeads, oligonucleotide tags, and repertoires of oligonucleotide tags are described in U.S. patents 5,635,400 and 5,654,413, and related patents and patent applications. As used herein, "Tag Vector" means a population of cloning vectors which are identical, except for a double stranded segment consisting of an oligonucleotide tag, usually adjacent to a clone insertion site or a polylinker region. Tag Vectors are described in U.S. patents 5,635,400; 5,846,719; 5,149,625, and related patents and patent applications. As used herein, "Encoded Adaptor" means a double stranded adaptor molecule having a single stranded portion containing an oligonucleotide tag for detection with a complementary Decoder Probe. Encoded Adaptors are described in U.S. patent 6,013,445 and related patents and patent applications. As used herein, "Decoder Probe" means a fluorescently labeled single

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 4.

stranded oligonucleotide tag complementary to a single stranded portion of an Encoded Adaptor. Decoder Probes are described in U.S. patent 6,013,445 and related patents and patent applications.

        1.21 "Qualified Improvement" means a Process Improvement that [ * ].

        1.22 "Revenue" means the total amount of compensation in any form earned or recognized by Takara or its Affiliates for the performance of any service, project, contract research, collaboration, or the like, that involves the use of Lynx Technology, including Megasort(TM) or MPSS(TM) Services. Revenue also includes a) the fair market value of any non-cash consideration received by Takara or Affiliates for the use of Lynx Technology or for the performance of Megasort(TM) or MPSS(TM) Services, where fair market value will be calculated as of the time of transfer of such non-cash consideration to Takara or its Affiliate, and b) any deferred income or payments, such as royalties or milestone payments, received from projects, contract research, or collaborations involving the use of Lynx Technology.

        1.23 "Territory" means Japan, Korea, and China including Taiwan.

        1.24 "Valid Claim" means any claim(s) in an unexpired patent or pending in a patent application included within the Patent Rights which has not been held unenforceable, unpatentable, or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer.

ARTICLE 2    TECHNOLOGY RIGHTS.

        Subject to all the terms and limitations of this Agreement, Lynx hereby grants to Takara the following rights:

        2.1 EXCLUSIVE LICENSE. Subject to satisfaction of the Performance Criteria and for a period of five (5) years beginning from the Effective Date of the Agreement ("Period of Exclusivity"), Lynx hereby grants to Takara and its Affiliates an exclusive royalty-bearing license under Patent Rights and Lynx Know-How, without rights to sublicense, to use Megaclone(TM) technology to provide MPSS(TM) Services and Megasort(TM) Services to customers in the Territory and to make and sell Microarrays containing nucleic acid sequences identified by Megasort(TM) or MPSS(TM) technologies to customers in the Territory, whether or not such nucleic acid sequences were known or described prior to such identification. From and after the fifth anniversary of the Effective Date or [ * ] or whichever occurs sooner, the license rights of this paragraph shall become non-exclusive for the remainder of the term of the Agreement.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 5.

        2.2 EXCEPTIONS TO EXCLUSIVE LICENSE. Notwithstanding paragraph 2.1, the following shall be exceptions to the exclusive rights granted under this
Article:

               a) Upon notice to Takara, Lynx may install Lynx Technology for a customer's internal use in the Territory, provided that in respect of such transaction Lynx would share with Takara [ * ] of any profits received by Lynx for installation or operation of such Lynx Technology, including [ * ].

               b) In the event that a customer from the Territory requests
                  MPSS(TM) or Megasort(TM) Services from Lynx, then Lynx will promptly notify Takara in writing and will refer such customer to Takara. If for any reason Takara is unable to provide, or will not provide, MPSS(TM) or Megasort(TM) Services to such customer, then thirty (30) days after the above notification, Lynx may provide MPSS(TM) or Megasort(TM) Services to such customer under the following conditions:

                      i) Lynx shall charge [ * ] of any access and/or service fees charged to customers in the Territory by Takara for like services;

                      ii) Lynx shall share with Takara [ * ] of any profits received by Lynx for performing such services, including [ * ]; and

                      iii) Lynx shall impose a contractual obligation on the
                           customer not to use information obtained from such services to manufacture Microarrays for sale in the Territory, unless such customer pays a royalty of at least [ * ] per Microarray Spot for sales in the Territory, of which Lynx shall share [ * ] with Takara as a third party beneficiary under such contract.

        2.3 PERFORMANCE CRITERIA. In order to maintain the exclusive rights under this Article, Takara shall use its best efforts to accomplish the indicated tasks by the indicated target dates and to perform any other necessary or desirable acts to meet all the criteria set forth in Exhibit 2. In the event that Takara does not satisfy the Performance Criteria during the Period of Exclusivity, Lynx shall so notify Takara in writing. Such notice shall include the reasons for finding that the Performance Criteria were not met by Takara. Takara shall then have sixty (60) days to cure its performance so that the Performance Criteria are met. If after such sixty (60) day period, Takara is unable or unwilling to cure its performance in order to meet the Performance Criteria, then the exclusive license under paragraph 2.1 shall become non-exclusive.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 6.

        2.4 MICROARRAYS. Lynx hereby grants to Takara a non-exclusive royalty-bearing license under Patent Rights and Lynx Know-How, without rights to sublicense, to use Lynx Technologies to make and sell Licensed Microarrays to customers outside of the Territory.

        2.5 INTERNAL RESEARCH. Lynx hereby grants to Takara a non-exclusive royalty-free license under Patent Rights and Lynx Know-How, without rights to sublicense, to use Lynx Technologies for internal research in the Territory.

        2.6 SOFTWARE. Solely in connection with Takara's use of MPSS(TM) Instruments, Lynx hereby grants to Takara a personal, nontransferable, non-exclusive license to use Lynx Software in the Territory, subject to the following conditions:

               a) Takara shall (i) not reverse engineer, disassemble, decompile, decrypt, modify, alter, translate, make additions to, derive works from, transfer, or sublicense Lynx Software; (ii) take all reasonable steps to ensure that Confidential Information included in Lynx Software are not disclosed, duplicated, misappropriated or used in any manner not expressly permitted by the terms of this Agreement by or to any employee, consultant or agent of Takara or by or to any third party; and
                  (iii) not remove, or allow to be removed, any copyright, trade secret or other proprietary protection legends or notices from Lynx Software or any portion thereof. Takara agrees to disclose Confidential Information included in Lynx Software only to employees, consultants and agents of Takara with a need to know.

               b) Copyright in and title to the Lynx Software at all times remains vested exclusively in Lynx or, as applicable, a third party licensor.

        2.7 CONDITIONAL DISTRIBUTORSHIP. Conditional on a decision by Lynx to distribute MPSS(TM) Instruments to customers in the Territory prior to the expiration of the Period of Exclusivity, Lynx will appoint and grant to Takara an exclusive and nonassignable right to sell MPSS(TM) Instruments and Proprietary Reagents to buyers of MPSS(TM) Instruments in the Territory for the remainder of the Period of Exclusivity; provided, however, that if such decision is made after the third anniversary of the Effective Date, the parties shall negotiate in good faith a term of such a distributorship that is conventional in the trade under the circumstances, which circumstances include recognition that a primary purpose of the present conditional right is the protection of Takara's exclusivity during the Period of Exclusivity. Promptly upon written notice to Takara by Lynx of its decision to distribute MPSS(TM) Instruments in the Territory, the Parties shall negotiate in good faith an

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    Page 7.

agreement to implement the right of this paragraph. Such agreement shall contain terms and conditions conventional in the trade of distributing scientific instrumentation and shall not contain any term that requires Takara to pay any access fee or up-front payment in order to exercise the right of this paragraph.

        2.8 HARVARD SUBLICENSE. The licenses granted under this Article include a sublicense in respect of U.S. Patent No. 4,942,124, U.S. Patent No. 5,149,625, Japanese Patent No. 2,665,775, European Patent Application No. 88307391.8, Canadian Patent No. 1,339,727 (the "Harvard Patents"). The sublicense under the Harvard Patents are subject to the further terms and conditions set forth in
Exhibit 9, as applicable.

ARTICLE 3    RIGHTS NOT LICENSED.

        3.1 This Agreement does not grant to Takara any right to use Megaclone(TM) technology to attach genomic DNA fragments to microbeads such that substantially every different genomic DNA fragment is attached to a different microbead, or any right to use Megaclone(TM) or Megasort(TM) technologies to analyze genomic DNA fragments.

        3.2 Except as provided in paragraph 2.7, this Agreement does not grant to Takara any right to re-sell or distribute Proprietary Reagents or MPSS(TM) Instruments or components thereof, whether or not manufactured or assembled by, or on behalf of, Lynx for practicing Lynx Technologies.

        3.3 Takara hereby covenants to not practice any Lynx Technology outside of the specific scope of the licenses provided under Article 2.

ARTICLE 4    EXTENSION OF THE PERIOD OF EXCLUSIVITY.

        4.1 On or before [ * ] of the Effective Date, the Parties shall discuss the possibility of extending the Period of Exclusivity under paragraph 2.1 beyond [ * ]. In determining whether or not to extend the Period of Exclusivity, Lynx shall consider the amount of revenue generated by Takara in the Territory from the time of the Effective Date using Lynx Technology and whether Takara met or exceeded the Performance Criteria. Lynx shall be under no obligation to extend the Period of Exclusivity beyond [ * ] term of paragraph 2.1.

ARTICLE 5    TRADEMARK AND SERVICE MARK LICENSE; OBLIGATION TO MARK.

        5.1 LICENSE. Subject to all the terms and limitations of this Agreement, Lynx hereby grants to Takara a worldwide non-exclusive license, without a right to sublicense, to use the


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 8.

trademarks and service marks "LYNX," "MEGACLONE," "MPSS," and "MEGASORT" (collectively, the "Licensed Marks") in advertising and other promotional materials related to the use of Lynx Technology hereunder and in packaging, advertising and other promotional materials related to the sale, distribution, and marketing of Microarrays containing nucleic acid sequences identified by Megasort(TM) or MPSS(TM) technologies.

        5.2 QUALITY AND MAINTENANCE OF STANDARDS; PERFORMANCE REVIEW. Takara shall maintain quality control and quality assurance programs for reagent and sample preparation, sample analysis, and data analysis and delivery at least equivalent to those maintained by Lynx for its service customers. Upon reasonable notice by Lynx, Takara shall permit Lynx to inspect during normal business hours the facilities of any premises of Takara's where Lynx Technology is being practiced for providing services to customers in order to determine whether Takara's quality control and quality assurance programs are in compliance with the above standard. Quality control and assurance shall be a topic on the agenda of each meeting of the Performance Review Committee, and the minutes of each meeting shall include a review and evaluation of Takara's quality control and quality assurance programs as they relate to Lynx Technology.

        5.3 APPROVAL AND FORM OF USE. Takara shall use only labeling, packaging, advertising and promotional materials containing the Licensed Marks which have been approved by Lynx in response to a written request by Takara. Such approval shall not unreasonably be withheld. In the event that within thirty (30) days of the submission by Takara of a request for approval of any labeling, packaging, advertising, or promotional materials, Lynx shall not have advised Takara that such approval is withheld and the reasons therefor, such approval shall be deemed to have been given. Takara shall use the Licensed Marks in the same stylized form and color as used by Lynx.

        5.4 OBLIGATION TO MARK. Takara shall prominently display one or more Licensed Marks in all advertising and other promotional materials related to providing services based on the application of Lynx Technology, and Takara shall prominently display in all advertising, packaging, and other promotional materials relating to Microarrays containing nucleic acid sequences identified by Megasort(TM) or MPSS(TM) technologies the marks "LYNX Megasort(TM) Content" or "LYNX MPSS(TM) Content" as appropriate.

        5.5 TERM AND TERMINATION. The license under paragraph 5.1 shall run for the term of this Agreement, unless terminated earlier due to Takara's failure to conform to the quality control and assurance standards of paragraph 5.2. Such termination shall be effective only after reasonable notice


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 9.

by Lynx in writing and a reasonable period not in excess of ninety (90) days for Takara to correct its quality control and quality assurance programs.

ARTICLE 6    TECHNOLOGY TRANSFER.

        6.1 TRAINING. Within sixty (60) days of the Effective Date, Lynx and Takara shall agree on a plan for training Takara employees in the use of Megaclone(TM) and Megasort(TM) technologies, and Lynx shall provide such Takara employees reasonable access to and training for Megaclone(TM) and Megasort(TM) technologies at Lynx's facility in Hayward, California. Such training shall be consistent with the recommendations set forth in Exhibit 3. At a time agreed to by the Parties, but in no event later than twelve (12) months after the Effective Date, Lynx and Takara shall agree on a plan for training Takara employees in the use of MPSS(TM) technology, and Lynx shall provide reasonable access to and training for MPSS(TM) technology at Lynx's facility in Hayward, California. Each Party shall bear its own costs for the training under this paragraph. In particular, Takara shall bear all food, lodging, and travel costs of its employees.

        6.2 INSTALLATION OF MPSS(TM) INSTRUMENTS. Lynx shall use commercially reasonable efforts to install Takara's requirements of MPSS(TM) Instrument(s) at Takara's facilities in Japan in Lynx's recommended operating configuration, as set forth in Exhibit 4. Installation shall be scheduled to take place within three months of initial commercial deployment of such MPSS(TM) Instruments at Lynx's facility in Hayward, California. Lynx shall sell such instruments to Takara at [ * ].

        6.3 SERVICE AND SUPPORT. Lynx shall provide limited warranty and support for a period of one (1) year from the completion of installation of an MPSS(TM) Instrument as set forth in Exhibit 7.

        6.4 UP-GRADES. For a period of two (2) years following the initial installation of MPSS(TM) Instruments, Lynx shall provide Takara with up-grades to installed MPSS(TM) Instruments, Lynx Software, and any process improvements relating to Lynx Technology at [ * ]; thereafter, Lynx shall provide MPSS(TM) Instruments and up-grades thereto at [ * ].

ARTICLE 7    INTERIM MPSS(TM)  SERVICES.

        7.1 In order to permit Takara to begin providing customers in the Territory with MPSS(TM) services as soon as possible after the Effective Date, Lynx shall use commercially reasonable efforts to provide MPSS(TM) Services for Takara's customers until such time as one or more MPSS(TM) Instruments are installed and made operational at Takara's facility in the Territory. For each sample analyzed using Lynx's MPSS(TM) Service, Takara shall pay Lynx a fee of [ * ]; provided, however, that


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 10.

if Takara carries out part of the MPSS(TM) process without Lynx's assistance, then the above-mentioned fee shall be adjusted to reflect Takara's proportionate contribution to such process.

ARTICLE 8    CONSIDERATION FOR EXCLUSIVE ACCESS TO LYNX TECHNOLOGY.

        8.1 In partial consideration of the rights and licenses granted to it, Takara shall pay to Lynx a non-refundable non-creditable technology access fee of [ * ] payable as follows:

               a) Within sixty (60) days of the Effective Date, Takara shall pay to Lynx [ * ] in cash by bank wire transfer in immediately available funds to such account designated by Lynx; and

               b) On each of the first through fifth anniversary dates after the
                  Effective Date, Takara shall pay to Lynx [ * ] in cash by bank wire transfer in immediately available funds to such account designated by Lynx.

        8.2 GRANTBACK RIGHTS IN IMPROVEMENTS. Takara hereby grants to Lynx a paid-up royalty-free worldwide non-exclusive license, with right to sublicense, in any Process Improvement. In the event that Takara demonstrates with convincing evidence that a Process Improvement is a Qualified Improvement, the Parties shall negotiate in good faith a reduction in the royalty of paragraph
9.1 a), such reduction to reflect the cost savings attributable to the Process Improvement; provided, however, that the total of such reductions shall not reduce the royalty of paragraph 9.1 a) to below [ * ] .

ARTICLE 9    ROYALTIES, ACCOUNTING, AND RECORDS.

        9.1 In partial consideration of the rights and licenses granted to it, Takara shall pay to Lynx the following royalties for the term of the Agreement:

               a) a [ * ] royalty on all Revenue generated from its use of Lynx
                  Technology, except for the sale of Licensed Microarrays which is provided for in b) and c) of this paragraph;

               b) a royalty of [ * ] per Microarray Spot times the total number of Microarray Spots on each Licensed Microarray sold, and the following additional royalties, if applicable: for such Microarrays priced above [ * ] a royalty of [ * ] and


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 11.

               c) an annual minimum royalty due on the indicated anniversary date, against which earned royalties under b) for a given year may be credited, in accordance with the following table:

                               Anniversary              Minimum Royalty
                                  Date                Amount (in U.S. Dollars)
                               -----------            ------------------------
                                   1st                        [ * ]
                                   2nd                        [ * ]
                                   3rd                        [ * ]
                                   4th                        [ * ]
                                   5th                        [ * ]

        9.2 Takara shall require customers of MPSS(TM) and Megasort(TM) Services to undertake a contractual obligation not to use information obtained from such services to manufacture Microarrays for sale, unless such user pays Takara a royalty of at least [ * ] per Microarray Spot, of which Takara would share [ * ] with Lynx as a third party beneficiary under such contract.

        9.3 Payments of royalties (other than the minimum annual royalties whose payment schedule is set forth above) under this Article are to be made to Lynx within forty-five (45) days of the end of each quarter of the calendar year. Royalties shall be accompanied by a statement that shall include for each country in which sales of services or Licensed Microarrays occurred: the gross sales in each country's currency of services rendered and Licensed Microarrays sold, the Licensed Microarrays being classified according to the number of Microarray Spots; the related amounts payable in each country's currency; the applicable exchange rate to convert from each country's currency to U.S. dollars; and the amounts payable in U.S. dollars. Royalties shall first be calculated in the currency of the country in which sales took place and then directly converted to U.S. Dollars using the exchange rate as reported in the Wall Street Journal for the last business day of the calendar quarter of sales. All payments hereunder shall be made to Lynx in U.S. dollars by bank wire transfer in immediately available funds to such account designated by Lynx. The paying party shall provide notice at least five (5) business days prior to the wire transfer date of the amount of payment, the nature of the payment (with reference to the applicable section of the subject agreement) and the date of receipt of good funds. Such notice should be given to the Controller of Lynx at the address set forth at the beginning of this Agreement or such other address directed by Lynx.

        9.4 Any payment under this Article not paid by the payment due date shall bear interest at the rate which is the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable law, calculated on the number of days such payment is delinquent.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    Page 12.

        9.5 The payments under this Article shall be free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes (to the extent applicable). The paying party shall make any withholding payments due on behalf of Lynx and shall promptly provide Lynx with written documentation of any such payment sufficient to satisfy the reasonable requirements of an appropriate tax authority concerning an application by Lynx for a foreign tax credit for such payment or for similar treatment. The paying party agrees to take such reasonable and lawful steps as Lynx may request to minimize the amount of tax to which the payments to Lynx are subject.

        9.6 If by law, regulations or fiscal policy of a particular country, remittance of payments in U.S. Dollars is restricted or forbidden, notice thereof will be promptly given to Lynx, and payments shall be made by deposit thereof in local currency to the credit of Lynx in a recognized banking institution designated by Lynx. When in any country the law or regulations prohibit both the transmittal and deposit of payments based on sales in such a country, such payments shall be suspended for as long as such prohibition is in effect and as soon as such prohibition ceases to be in effect, all payments that the paying party would have been under obligation to transmit or deposit but for the prohibition, shall forthwith be deposited or transmitted promptly to the extent allowable.

        9.7 Takara shall keep, for at least three (3) years, research and development records related to Takara's Process Improvements and business records of all sales of products in sufficient detail to permit Lynx to confirm the accuracy of Takara's payment calculations. Once a year, at the request and the expense of Lynx, upon at least five (5) days prior written notice, Takara shall permit a nationally recognized, independent, certified public accountant, appointed by Lynx and acceptable to Takara, access to these records during regular business hours solely to the extent necessary to verify such calculations, provided that such an accountant has entered into a confidentiality agreement with Takara with terms substantially similar to the confidentiality provisions of this Agreement, limiting the use and disclosure of such information to purposes germane to this section. Results of any such examination shall be made available to both parties to this Agreement. If such examination reveals an underpayment of amounts by five percent (5%) or more, Takara shall pay all costs of such examination. In the event such accountant concludes that additional payments are owed, the additional payments shall be paid within thirty (30) days of the date Lynx delivers to Takara the accountant's written report reflecting such conclusion. This section shall survive any termination of this Agreement for five (5) years.

ARTICLE 10   EQUITY INVESTMENT.

        10.1 On each of the first through fifth anniversary dates after the Effective Date, Takara shall make an equity investment in Lynx of [ * ] . For each such equity investment by Takara, Lynx


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 13.

shall authorize new shares of Lynx common stock in a number sufficient to equal [ * ] in market value at the then determined market price. Such shares shall then be issued to Takara in exchange for the [ * ] investment. The market price of Lynx common stock for computing the number of shares to be issued on each such anniversary shall be [ * ]. The purchase of shares under this paragraph shall be made under a Common Stock Purchase Agreement having substantially the form as the contract attached as Exhibit 10.

ARTICLE 11   PERFORMANCE REVIEW.

        11.1 MARKETING PLAN. Within six (6) months of the Effective Date, Takara shall provide a five (5) year Marketing Plan containing the elements set forth in Exhibit 8 acceptable to Lynx for commercializing the licensed technologies in the Territory and worldwide in the case of Licensed Microarrays.

        11.2 PERFORMANCE REVIEW COMMITTEE ("PRC"). A PRC shall be formed by the Parties which shall comprise two (2) representatives from each Party. The Parties shall designate their representatives to the PRC within ten (10) days of the Effective Date. An alternate member designated by a Party may serve temporarily in the absence of a member designated by such Party. Each Party shall designate one of its representatives as Co-Chair of the PRC. Each Co-Chair will be responsible for the agenda and for recording the minutes of alternating meetings of the PRC. Each Party shall bear its own costs for participating in the PRC. Each Party may replace any of its representatives to the PRC at any time, and will inform the other Party thereof in writing.

        11.3 MEETINGS. The PRC shall hold meetings at such times and places as shall be determined by a majority of the entire membership of the PRC, but no less frequently than once every six (6) months. Subject to the foregoing, the PRC may conduct meetings in person or by telephone conference or other means of communication. Each Party may invite other personnel of their company to attend meetings of the PRC, subject to the mutual consent of the Parties. No meetings of the PRC can be held unless both Parties are represented. Every meeting shall have an agenda of topics to be discussed prepared alternatively by the Parties and distributed to PRC members at least ten (10) business days prior to the meeting. Every meeting shall have minutes recorded and distributed within five
(5) business days to the Parties for approval.

        11.4 FUNCTIONS. The PRC shall assess performance of the parties, including, but not limited to, conformance with the Marketing Plan and other Performance Criteria, reagent delivery, instrumentation and process performance, quality control, and trademark and service mark usage. The PRC may make recommendations to the Parties with respect to performance, but the PRC shall not


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 14.

have the authority to make determinations or findings as to whether the Performance Criteria have been, or have not been, met.

ARTICLE 12   SUPPLY OF PROPRIETARY REAGENTS.

        12.1 Subject to the terms and conditions of this Agreement, Lynx shall supply Takara with its requirements of Proprietary Reagents under the terms and conditions of Exhibit 5 for the prices set forth in Exhibit 6, and as amended from time to time as provided in Exhibit 5.

ARTICLE 13   CONFIDENTIALITY.

        13.1 Subject to the terms and conditions of this Agreement, Takara and Lynx each agree that, during the term of this Agreement and for five (5) years thereafter, each will use all reasonable efforts to keep confidential, and will cause its Affiliates to use reasonable efforts to keep confidential, all Lynx Confidential Information or Takara Confidential Information, as the case may be, that is disclosed to it or to any of its Affiliates by the other party in connection with the performance of this Agreement. Neither Takara nor Lynx nor any of their respective Affiliates shall use the other party's Confidential Information except as expressly permitted in this Agreement.

        13.2 Takara and Lynx each agree that any disclosure of the other's Confidential Information to any officer, employee, contractor, consultant, sublicensee, or agent of the other party or of any of its Affiliates shall be made only if and to the extent necessary to carry out its responsibilities under this Agreement and to exercise the rights granted to it hereunder, shall be limited to the extent consistent with such responsibilities and rights, and shall be provided only to such persons or entities who are bound to maintain same in confidence in a like manner as the party receiving same hereunder is so required. Each party shall use reasonable efforts to take such action, and to cause its Affiliates to take such action, to preserve the confidentiality of each other's Confidential Information, including not less than such efforts as it would customarily take to preserve the confidentiality of its own Confidential Information. Each party, upon the other's request, will return all the Confidential Information disclosed to the other party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request of the other party following any termination of this Agreement, except for one (1) copy which may be kept for the purpose of ascertaining and complying with continuing confidentiality obligations under this Agreement, and except for such copies as a party may retain in order to continue to exercise its rights hereunder after termination of this Agreement.

        13.3 Confidential Information shall not include any information which the receiving party can prove by competent evidence:


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    Page 15.

               a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

               b) is known by the receiving party at the time of receiving such information, as evidence by its records;

               c) is hereafter furnished to the receiving party without
                  restriction as to disclosure or use by a third party lawfully entitled to so furnish same;

               d) is independently developed by the employees, agents or
                  contractors of the receiving party without the aid, application or use of the disclosing party's Confidential Information; or

               e) is the subject of a written permission to disclose provided by the disclosing party; or

               f) is provided by the disclosing party to a third party without restriction as to confidentiality.

        13.4 A Party may also disclose Confidential Information of the other where required to do so by law or legal process, provided that, in such event, the party required to so disclose shall give maximum practical advance notice of same to the other party and will cooperate with the other party's efforts to seek, at the request and expense of the other party, all Proprietary treatment and protection for such disclosure as is permitted by applicable law.

        13.5 The Parties agree that the material financial terms of this Agreement will be considered Confidential Information of both parties. Notwithstanding the foregoing, either party may disclose such terms in legal proceedings or as are required to be disclosed in its financial statements, by law. Either party shall have the further right to disclose the material financial terms of this Agreement under strictures of confidentiality to any potential acquiror, merger partner, bank, venture capital firm, or other financial institution to obtain financing, or other bona fide potential strategic partner or collaborator.

ARTICLE 14   PATENT LITIGATION.

        14.1 THIRD PARTY INFRINGEMENT. In the event Takara or its Affiliates or Lynx becomes aware of any actual or threatened infringement of the Patent Rights or the violation of any other intellectual property right of Lynx, that Party shall promptly notify the other Party in writing. Lynx


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 16.

and its Affiliates shall have the sole and exclusive right, but not the obligation, to bring, at Lynx's expense and in its sole control, an infringement action against any third party and Lynx shall be entitled to retain any award made in such suit. If a continuing unlicensed infringement (within the Period of Exclusivity) of Patent Rights licensed hereunder directly and materially damages Takara's business regarding services bearing royalties hereunder, Takara may request that Lynx take action towards licensing or enforcement with respect to such infringement. If Lynx has not commenced action within ninety (90) days of Takara's request and has not obtained termination of the infringement or licensed the infringer, then the royalties with respect to adversely affected services will be prospectively reduced (until such infringement ceases or is licensed) to reflect the reduced value (if any) of Takara's license upon agreement by the Parties (which the Parties will attempt to reach reasonably and in good faith, or if the Parties cannot agree with ninety (90) days, upon arbitration under Article 18 ("Dispute Resolution")) as to the amount, if any, of the reduction.

        14.2 DEFENSE OF INFRINGEMENT CLAIMS. In the event of the institution of any suit by a third party against Lynx or Takara or any of their Affiliates for patent infringement involving the manufacture, use, sale, distribution or marketing of products or services based on Lynx Technology or trademark infringement in connection with the use of a Licensed Mark anywhere in the world, the Party sued shall promptly notify the other Parties in writing. Lynx shall assume the responsibility for the conduct of the defense of such suits in the United States, Canada, Japan, the European Economic Community, and in any other country in which it chooses to defend. Takara may assume responsibility in all other countries in which it or its Affiliates sell Microarrays or provide services based on Lynx Technology. The Party not assuming responsibility shall have the right to participate in the defense of each suit at its own expense. Upon the request of one Party, the other Party shall reasonably assist and cooperate in any such litigation. The Party having responsibility for the suit shall bear the costs of the defense of such suit. In the event the Parties should not prevail in such a suit, or prior to suit the Party having responsibility shall have determined that it is unlikely to prevail in such a suit, and thereby Takara shall be required to pay royalties to a third party in order to practice Lynx Technology, the royalties thereafter due and payable to Lynx with respect to such practice and such country shall be reduced by [ * ].

ARTICLE 15   REPRESENTATIONS AND WARRANTIES.

        15.1 Lynx warrants and represents to Takara that a) it has the lawful right to grant the license under this Agreement, including the license to the Licensed Marks and the sublicense under the Harvard Patents, and that Lynx has made all filings and paid all fees and done all such other things as to maintain the Patent Rights in good standing, and b) it has no knowledge of any current or threatened


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 17.

infringement or inconsistent claims by third parties of any of the rights and licenses granted to Takara and its Affiliates.

        15.2 This license and the associated inventions are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. LYNX MAKES NO REPRESENTATION OR WARRANTY THAT THE PRACTICE OF LYNX TECHNOLOGY WILL NOT INFRINGE ANY PATENT OR OTHER PROPERTY RIGHT.

ARTICLE 16   TERM AND TERMINATION.

        16.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement shall be in force from the Effective Date and shall remain in effect for the life of the last-to-expire patent licensed under this Agreement, or until the last patent application licensed under this Agreement is abandoned.

        16.2 Any termination of this Agreement will not affect the rights and obligations set forth in the following Articles:

                    Par. 8.2      Grantback Rights

                    Article 9.    Royalties, Accounting, Records

                    Article 13.   Confidentiality

                    Article 17.   Indemnification and Limitation of Liability

        16.3 If either Party should violate or fail to perform any material term or covenant of this Agreement, then the other Party may give written notice of such default ("Notice of Default") to the defaulting Party. If the defaulting Party should fail to repair such default within thirty (30) days after the date of such Notice of Default, the notifying Party shall have the right to terminate this Agreement and the licenses herein by a second written notice ("Notice of Termination") to the defaulting Party. If a Notice of Termination is sent to the notifying Party, this Agreement shall automatically terminate on the date such notice takes effect. Such termination shall not relieve the defaulting Party of its obligation to pay any royalty or license fees owing at the time of such termination and will not impair any accrued right of the notifying Party. Material terms under this Agreement include, but are not limited to, Article 2 (Grant), Article 3 (Rights Not Licensed), Article 5 (Trademarks), Article 6 (Technology Transfer), Article 8 (Technology Access), Article 9 (Royalties, Accounting, and Records), Article 10 (Equity Investment), Article 11 (Performance), Article 12 (Supply), Article 13 (Confidentiality), and Article 17 (Indemnification).


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    Page 18.

        16.4 After three (3) years from the Effective Date, Takara shall have the right at any time to terminate this Agreement by giving notice in writing to Lynx. Such Notice of Termination shall be effective ninety (90) days after the date thereof. Any termination pursuant to this paragraph shall not relieve Takara, Lynx, or their respective Affiliates of any obligation or liability accrued hereunder prior to such termination or rescind anything done by Takara, Lynx, or their respective Affiliates of any payments made to Lynx by Takara hereunder prior to the time such termination becomes effective, and such termination shall not affect in any manner rights of Lynx or Takara arising under this Agreement prior to such termination.

        16.5 Lynx shall have the right at its option to repurchase all or any part of the inventories of MPSS(TM) Instruments and Proprietary Reagents in Takara's possession at the time of the termination of this Agreement at [ * ]. Lynx shall exercise its option by notifying Takara in writing no later than thirty (30) days after the effective termination date.

ARTICLE 17   INDEMNIFICATION AND LIMITATION OF LIABILITY.

        17.1 Takara will indemnify, hold harmless, and defend Lynx, its officers, employees, and agents against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of this license or the purchase of Proprietary Reagents, unless otherwise provided in this Agreement (including Exhibits). This indemnification will include, but will not be limited to, any product liability.

        17.2 Lynx will promptly notify Takara in writing of any claim or suit brought against Lynx in respect of which Lynx intends to invoke the provisions of this Article (Indemnification). Takara will keep Lynx informed on a current basis of its defense of any claims pursuant to this Article (Indemnification.)

        17.3 In no event shall Lynx be liable for any incidental, special, or consequential damages resulting from exercise of the license granted herein, or the purchase of Proprietary Reagents hereunder, or the use of any invention described in any of the Patent Rights.

ARTICLE 18   DISPUTE RESOLUTION.

        18.1 If a dispute or controversy regarding any right or obligation under this Agreement arises between the Parties, the Parties will seek to resolve such dispute or controversy by good faith negotiation between senior management representatives of the Parties, to be commenced promptly after such dispute or controversy arises. If such dispute or controversy is not resolved by such negotiation within thirty (30) days of notice by one party to the other, then the Parties shall proceed as


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 19.

follows. Any unresolved dispute, controversy, action, claim or proceeding initiated by either Party (other than a third party action, claim, or proceeding) relating to, arising out of, or resulting from this Agreement, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, shall be finally resolved by binding arbitration. Whenever a Party shall decide to institute arbitration proceeding, it shall give written notice to that effect to the other Party. If initiated by Lynx, any arbitration hereunder shall be held in Osaka, Japan, pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce. If initiated by Takara, any arbitration hereunder shall be held in San Francisco, California, pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce. Each such arbitration shall be conducted in the English language by a panel of three arbitrators appointed in accordance with such rules. The arbitrators shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as they determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

ARTICLE 19   NOTICES.

        19.1 Any notice or payment required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be effective on receipt, when given by registered airmail or overnight courier and addressed, unless otherwise specified in writing, to the respective addresses given below.

               As to Lynx:   Lynx Therapeutics, Inc.
                             25861 Industrial Blvd.
                             Hayward, CA  94545
                             USA

                             Attn: Chief Executive Officer

               As to Takara: Takara Shuzo Co., Ltd.
                             Biomedical Group
                             Seta 3-4-1, Otsu, Shiga
                             520-2193  JAPAN

                             Attn:  President

ARTICLE 20   MISCELLANEOUS.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    Page 20.

        20.1 HEADINGS. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

        20.2 ENTIRE AGREEMENT. This Agreement embodies the entire understanding of the parties and will supersede all previous communication, representations or understandings, either oral or written, between the parties relating to the subject matter hereof. However, confidential disclosures made under previously executed Nondisclosure Agreements between Lynx and Takara will remain subject to the terms of those Nondisclosure Agreements. No amendment or modification hereof will be valid or binding upon the parties unless made in writing and signed on behalf of each party.

        20.3 SEVERABILITY. In case any of the provisions contained in the Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, but this Agreement will be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

        20.4 WAIVER. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth will be deemed a waiver as to any subsequent and /or similar breach or default.

        20.5 ASSIGNMENT. Neither this Agreement nor any rights or benefits hereunder shall be assigned or transferred by Takara without the written consent of Lynx, except that Takara may assign its rights and obligations under this Agreement as a part of the sale or transfer of its entire business and assets of its biomedical, research, and genomics business including, but not limited to, its Biomedical Group.

        20.6 GOVERNING LAW. This Agreement shall be considered to have been made in the United States, and shall be governed by the laws of the United States of America and the State of California.

        20.7 FORCE MAJEURE. The parties to this Agreement will be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any acts of God, catastrophes, or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lock-outs, or other serious labor disputes; and floods, fires, explosions, or other natural disasters.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    Page 21.

        20.8 NO AGENCY. Nothing herein shall be deemed to create an agency, joint venture, or partnership relationship between Takara and Lynx.

        20.9 GOVERNMENT APPROVAL OR REGISTRATION. If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Takara will assume all legal obligations to do so. Takara will notify Lynx if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. Takara will make all necessary filings and pay all costs including fees, penalties, and all other out -of-pocket costs associated with such reporting or approval process.

        20.10 EXPORT CONTROL LAWS. Takara will observe all applicable United States and foreign laws with respect to the transfer of Lynx Technology, Licensed Microarrays and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations, subject to a proper and timely instruction as to any such law or regulation.

        20.11 OFFICIAL LANGUAGE. The official text of this Agreement and any appendices, exhibits and schedules hereto, shall be made, written and interpreted in English. Any notices, accounts, reports, documents, disclosures of information or statements required by or made under this Agreement, whether during its term or upon expiration or termination thereof, shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any other translation into any other language.

        20.12 PATENT MARKING. Takara will mark all Licensed Microarrays made, used , or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

        In Witness Whereof, Takara and Lynx have caused this Agreement to be duly executed by their duly authorized representatives as of the date first shown herein.

        LYNX THERAPEUTICS, INC.                    TAKARA SHUZO CO., LTD.

        By: /s/ Norman Russell                     By:  /s/ Ikunoshin Kato
            --------------------------------            ------------------
        Name: Norman J.W. Russell, Ph.D.           Name: Ikunoshin Kato, Ph.D.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 22.

Title:   President and                     Title: Senior Managing Director and
         Chief Executive Officer           President, Biomedical Group


Date:   7th November 2000                  Date:  8th Nov. 2000
        ----------------------------              -------------




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 23.

                                    EXHIBIT 1

                                  PATENT RIGHTS

                                      [ * ]

                         (2 1/2 page table omitted here)




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 24.

                                    EXHIBIT 2

                 PERFORMANCE CRITERIA FOR PERIOD OF EXCLUSIVITY

      I. Scheduling and building facilities for conducting Megasort(TM) and MPSS(TM) services.

                     Target Date                                 Task
           --------------------------------------------------------------------------------
           [ * ] months after Effective       Begin construction of MPSS(TM) laboratory.
                 Date(1)
           --------------------------------------------------------------------------------
           [ * ] months after Effective       Complete construction of MPSS(TM) laboratory.
                 Date
           --------------------------------------------------------------------------------

           1. This assumes that the second generation MPSS instrument is available no later than 18 months after the Effective Date.

      II.  Purchasing and installing required instrumentation.

                         Target Date                                 Task
           -------------------------------------------------------------------------------
           [ * ] months after Effective      MoFlo FACS instrument installed and operating.
                 Date(2)
           -------------------------------------------------------------------------------

           2. This assumes that there would be no delays caused by Cytomation, Inc.

      III. Training of employees in Megasort(TM) and MPSS(TM) technologies.

                     Target Date                                 Task
           -------------------------------------------------------------------------------
           [ * ] months after Effective       At least one Takara employee starts Megasort
                 Date(3)                      training at Lynx.
           -------------------------------------------------------------------------------
           At least [ * ] months prior to     At least one Takara employee starts MPSS
           the delivery of second generation  training at Lynx.
           MPSS instruments to Takara.
           --------------------------------- ---------------------------------------------

           3. This assumes that training at Cytomation can be accomplished by this time.

      IV.  Implementation of Marketing Plan.

      V.   Monetary commitments for advertising and promotion.

                           Journal                    Number of Advertisements per Year
           -------------------------------------------------------------------------------
           Japanese-language Scientific or Trade                      [ * ]
           Journals (combined)
           -------------------------------------------------------------------------------

      VI.  Purchase of reagents under supply agreement.

----------------------------------------------------------------------------------------------
                                      Minimal Reagent Purchases    Minimal Reagent Purchases
         Time Interval                for the Following Number     for the Following Number
From:               To:               of Megasort(TM) analyses       of MPSS(TM) analyses
----------------------------------------------------------------------------------------------
Effective Date   1st Anniversary                [ * ]                        [ * ]
----------------------------------------------------------------------------------------------
1st Anniversary  2nd Anniversary                [ * ]                        [ * ]
----------------------------------------------------------------------------------------------
2nd Anniversary  3rd Anniversary                [ * ]                        [ * ]
----------------------------------------------------------------------------------------------
3rd Anniversary  4th Anniversary                [ * ]                        [ * ]
----------------------------------------------------------------------------------------------
4th Anniversary  5th Anniversary                [ * ]                        [ * ]
----------------------------------------------------------------------------------------------


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 25.

                                    EXHIBIT 3

                    RECOMMENDED INITIAL MEGASORT(TM) TRAINING

     Instrumentation: 1 MoFlo flow sorter (see attached Purchase Order for exact configuration).
       Size of group: 2 individuals (1 flow system operator, 1 molecular biologist)
            Training: 1 week MoFlo training with Cytomation     (1 individual)
                      After MoFlo training:
                      6 weeks Megaclone/Megasort training at Lynx (2 individuals)


I. Flow system operator training prior to training at Lynx (1 week at Cytomation facility):

     o Flow systems theory.

     o "Summit" software (MoFlo instrument control and data analysis).

     o Standardization and calibration of instrument.

     o Rudimentary trouble shooting.

II.  Additional flow system training at Lynx (1-2 weeks):

     o Analysis and sorting of Megaclone(TM) microbeads.

     o Sorting experience for enriching Megaclone(TM) microbead libraries (1-color sorting).

     o Megasort(TM) experience using second laser (2-color sorting).

III. Bead loading & sorting (6 weeks recommended; can be carried out concurrently with II.)

o Optional: Trainees should bring two samples for analysis (to follow through process).

o Lynx will concurrently provide standard samples that will go through analysis also.

o Trainees will go through each step with an experienced Lynx employee (In case of any inadvertent failures of trainees' sample, they will take over Lynx sample).


                                    [GRAPH]


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 26.

                                    EXHIBIT 4

                    RECOMMENDED EQUIPMENT AND FACILITIES FOR

                     MEGASORT(TM) AND MPSS(TM) TECHNOLOGIES

I.   Computer Requirements for Megasort(TM) and MPSS(TM) Technology.

     (1) Fileserver/RAID

               a. Images are automatically stored and processed on a fileserver

               b. Need approximately 100 GB per MPSS instrument

               c. Support for LINUX (RedHat 6.X) preferred, Sun (Solaris 2.5 or greater) also supported

     (2) Relational Database Server

               a. MultiCPU (SMP), with 1 - 2 GB RAM preferred

               b. Small RAID or mirrored disks (15-30 GB's)

               c. Running Sybase Adaptive Server Enterprise 11.9.2 on LINUX

     (3) Compute Server

               a. LINUX cluster running PBS (Parallel Batch System)

               b. Current system is VALinux FullOn 2x2 Cluster

               c. Each node is 2-processor Pentium III with 1GB RAM

     (4) Analysis QC/Clients

               a. NT Workstations with 512 MB RAM, large screen, with good fast video preferred

               b. Most software requires Java (Java 1.3 or greater)

               c. You could use several of these clients

     (5) Network

               a. Transfer of many large images files requires at least 100BaseT networking

II.  Facilities Requirements for MPSS(TM)  Technology.

     o 15-25% humidity.

     o Vacuum source for each instrument.

     o "Dry" fire extinguisher system (water would damage the instrumentation).

     o Nitrogen is used to operate some mechanical components of the instrument (e.g. rotary valve, valve blocks)

     o Back-up power system.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 27.

                                    EXHIBIT 5

             TERMS AND CONDITIONS FOR SUPPLYING PROPRIETARY REAGENTS

1.      Definitions.

               1.1 "Purchase Order" shall mean a Purchase Order of Takara issued in accordance with the terms of this Agreement.

2.      Pricing.

               2.1 Prices for Proprietary Reagents purchased hereunder are set forth in Exhibit 6.

               2.2 The prices of Exhibit 6 may be adjusted by Lynx from time to time, but no more than once for each Proprietary Reagent in any two-year period after the Effective Date, to reflect increases in costs of labor and/or materials and design, manufacturing, or process changes. Such adjustments shall not exceed [ * ] of the then current price of the Proprietary Reagent.

               2.3 Prices stated are exclusive of any taxes, fees, duties, or levies now or later imposed upon the storage, sale, transportation or use of the Proprietary Reagents.

3.      Orders.

               3.1 Shipments of Proprietary Reagents to Takara shall be made in response to Takara's written Purchase Orders identifying the Proprietary Reagents to be purchased, the quantity, price, shipping instructions, delivery dates, and any other special information.

               3.2 Lynx shall make commercially reasonable efforts to meet requested delivery dates, but shall have no obligation to meet requested delivery dates earlier than thirty (30) days from the date of receipt of such Purchase Order.

               3.3 Title and risk of loss shall pass from Lynx to Takara upon delivery. Delivery shall be deemed made upon transfer of possession to a common carrier of Takara's selection "F.O.B." at Lynx's facility in Hayward, California, or other location that Lynx may designate in writing to Takara. "F.O.B." shall have the definition as given in the Uniform Commercial Code of the United States.

               3.4 All customs, duties, costs, taxes, insurance premiums, and other expenses relating to transportation and delivery shall be at Takara's expense.

               3.5 Payment shall be remitted by Takara net thirty (30) days from receipt of an invoice from Lynx and in the currency specified on such invoice.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    Page 28.

4.      Changes or Improvements.

               4.1 During the term of this Agreement, Lynx shall inform Takara on a timely basis of any changes or improvements in the Proprietary Reagents, and of any new related products being developed. However, before any changes are made to existing Proprietary Reagents, Lynx agrees that Takara will be given the opportunity to purchase adequate quantities of unaltered material to carry it through a reasonable period to develop new protocols for use with the altered Proprietary Reagents.

5.      Delays in Supplies.

               5.1 In the event that Lynx is unable to supply Takara's reasonable requirements of the Proprietary Reagents, Lynx and Takara agree to work together in good faith to identify a third party supplier to which Lynx will transfer under appropriate safeguards Manufacturing Information necessary and desirable for such third party supplier to make Proprietary Reagents necessary to satisfy Takara's requirements.

6.      Limited Warranty.

               6.1 Lynx warrants to Takara that, for a period of one (1) year from the date of delivery of any Proprietary Reagent, or such other periods indicated for particular Proprietary Reagents, such Proprietary Reagent will be free from defects in material, workmanship, design and title, and will substantially meet the specifications required for use in Lynx Technology.

               6.2 If any Proprietary Reagent fails to meet the foregoing warranty, Lynx will replace such deficient Proprietary Reagent in the most timely manner possible at its own expense or Lynx will refund to Takara all costs associated with the purchase and shipping of that Proprietary Reagent.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 29.

                                    EXHIBIT 6

          TRANSFER PRICES FOR PROPRIETARY AND NON-PROPRIETARY REAGENTS

-------------------------------------------------------------------------------------------------------
                                                                                             Transfer
      Material             Comments         Estimated                           Estimated      Price
                                             Per Run     Shipment    Unit     Runs for Unit  for Unit
                                              Usage       Conc.     Amount       Amount       Amount
=======================================================================================================
-------------------------------------------------------------------------------------------------------
PROPRIETARY:
-------------------------------------------------------------------------------------------------------
5 (u)m GMA tagged        [ * ]                [ * ]       [ * ]      [ * ]        [ * ]        [ * ]
microbeads
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Encoded adaptor mix                           [ * ]       [ * ]      [ * ]        [ * ]        [ * ]
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
PE-labeled decoder       Each probe           [ * ]       [ * ]      [ * ]        [ * ]        [ * ]
probes(1)                provided
                         separately.
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Tag vector (pNCV2)                            [ * ]       [ * ]      [ * ]        [ * ]        [ * ]
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Flow cell                                     [ * ]       [ * ]      [ * ]        [ * ]        [ * ]
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Pac I                    Under license        [ * ]       [ * ]      [ * ]        [ * ]        [ * ]
                         from NEB.
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
NON-PROPRIETARY:
-------------------------------------------------------------------------------------------------------
MPSS:
-------------------------------------------------------------------------------------------------------
C4 carrier DNA           single stranded      [ * ]       [ * ]      [ * ]        [ * ]        [ * ]
                         (ss)
-------------------------------------------------------------------------------------------------------
PCR F-biotin             ss                   [ * ]       [ * ]      [ * ]        [ * ]        [ * ]
-------------------------------------------------------------------------------------------------------
PCR R-FAM                ss                   [ * ]       [ * ]      [ * ]        [ * ]        [ * ]
-------------------------------------------------------------------------------------------------------
MPSS 2-step adaptor      ds + label           [ * ]       [ * ]      [ * ]        [ * ]        [ * ]
-------------------------------------------------------------------------------------------------------
MPSS 4-step adaptor      ds + label           [ * ]       [ * ]      [ * ]        [ * ]        [ * ]
-------------------------------------------------------------------------------------------------------
Cap adaptor top          ss +                 [ * ]       [ * ]      [ * ]        [ * ]        [ * ]
                         non-natural base
-------------------------------------------------------------------------------------------------------
Cap adaptor bottom       ss                   [ * ]       [ * ]      [ * ]        [ * ]        [ * ]
-------------------------------------------------------------------------------------------------------
MEGASORT:
-------------------------------------------------------------------------------------------------------
Competitive oligo(dT)    ss                   [ * ]       [ * ]      [ * ]        [ * ]        [ * ]
-------------------------------------------------------------------------------------------------------
F Lin Cy5                ss                   [ * ]       [ * ]      [ * ]        [ * ]        [ * ]
-------------------------------------------------------------------------------------------------------
F Lin FAM                ss                   [ * ]       [ * ]      [ * ]        [ * ]        [ * ]
-------------------------------------------------------------------------------------------------------
Comptop primer 500       ss                   [ * ]       [ * ]      [ * ]        [ * ]        [ * ]
-------------------------------------------------------------------------------------------------------
Compbot primer 500       ss                   [ * ]       [ * ]      [ * ]        [ * ]        [ * ]
-------------------------------------------------------------------------------------------------------
G+ATC comparator         ds                   [ * ]       [ * ]      [ * ]        [ * ]        [ * ]
-------------------------------------------------------------------------------------------------------

1. PE-labeled probes have a shelf life of form 1-3 months; therefore, monthly orders are recommended.

2. [ * ]


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 30.

                                    EXHIBIT 7

              LIMITED WARRANTY AND SUPPORT FOR MPSS(TM) INSTRUMENT

        Lynx warrants to Takara that, for a period ending on the date one year from the completion of installation ("Warranty Period"), an MPSS(TM) Instrument will be free from defects in material and workmanship and will perform in accordance with specifications.

        During the Warranty Period, if the MPSS(TM) Instrument's hardware becomes damaged or contaminated or if the MPSS(TM) Instrument otherwise fails to meet its specifications, Lynx will repair or replace the MPSS(TM) Instrument so that it meets specifications, at Lynx's expense. However, if the liquid handling pumps and delivery lines, or Flow Cell become damaged or contaminated, or if the chemical or enzymatic performance of the MPSS(TM) Instrument otherwise deteriorates due to solvents and/or reagents other than those supplied or expressly recommended by Lynx, Lynx will return the MPSS(TM) Instrument to specification at Takara's request and at Takara's expense. After this service is performed, coverage of the parts repaired will be restored thereafter for the remainder of the original Warranty Period.

        This Warranty does not extend to any MPSS(TM) Instrument or part which has been (a) the subject of an accident, misuse, or neglect (including but not limited to failure to follow the recommended maintenance procedures), (b) modified or repaired by a party other than Lynx, or (c) used in a manner not in accordance with the instructions provided with the MPSS(TM) Instrument.

        Lynx shall not be liable for any incidental, special, or consequential loss, damage, or expense directly or indirectly arising from the purchase or use of the MPSS(TM) Instrument. Lynx makes no warranty whatsoever with regard to products or part furnished by third parties.

        This warranty is limited to Takara and is not transferable without the prior written consent of Lynx.

        THIS WARRANTY IS THE SOLE AND EXCLUSIVE WARRANTY AS TO THE MPSS(TM) INSTRUMENT AND IS IN LIEU OF ANY OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IS IN LIEU OF ANY OTHER OBLIGATION ON THE PART OF LYNX.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 31.

                                    EXHIBIT 8

                            OUTLINE OF MARKETING PLAN

I. Description of market opportunities in each of the three major sub-regions of the Territory: Japan, Korea, and China.

          a) Who are the customers?

          b) Plan for accessing and/or communicating with customers of each sub-region?

          c) Sales goals for services and microarray products in each sub-region, or number of prospective customers created for each sub-region?

          d) What are the competitive products and services?

          e) Special circumstances or conditions in each sub-region that would affect marketing?

     II.  Description of promotional plan required to carry out I. a)-c).

     III. Time schedule for carrying out I. a)-c).

     IV. Decisions regarding products and services to be promoted in each sub-region.

          a) Pricing?

          b) Distribution?


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 32.

                                    EXHIBIT 9

                  CONDITIONS IN RESPECT OF THE HARVARD PATENTS

1.1 The rights granted under the Harvard Patents are subject to the following conditions: (a) HARVARD's "Statement of Policy in Regard to Inventions, Patents and Copyrights" (dated November 3, 1975 and amended on March 17, 1986, February 9, 1998 and August 10, 1998), Public Law 96-517, Public Law 98-620, and HARVARD's obligations under agreements with other sponsors of research. Any right granted in this Agreement greater than that permitted under Public Law 96-517, or Public Law 98-620, shall be subject to modification as may be required to conform to the provisions of those statutes.

     (b) HARVARD reserves the right to make and use, and grant to others non-exclusive licenses to make and use for NON-COMMERCIAL RESEARCH PURPOSES the subject matter described and claimed in PATENT RIGHTS.

     (c) Howard Hughes Medical Institute reserves certain rights listed below.

     (d) LICENSEE shall use diligent efforts to effect introduction of the LICENSED PRODUCTS into the commercial market as soon as practicable, consistent with sound and reasonable business practice and judgment; thereafter, until the expiration of this Agreement, LICENSEE shall endeavor to keep LICENSED PRODUCTS reasonably available to the public.

     (e) At any time after three (3) years from the effective date of this Agreement, HARVARD may render this license non-exclusive if, in HARVARD's reasonable judgment, the Progress Reports furnished by LICENSEE do not demonstrate that LICENSEE:

          (i) has put the licensed subject matter into commercial use in the country or countries hereby licensed, directly or through a sublicense, and is keeping the licensed subject matter reasonably available to the public, or

          (ii) is engaged in research, development, manufacturing, marketing or sublicensing activity appropriate to meeting the requirements of subparagraph 2.2(e)(i).

     (f) In order to meet the requirements of subparagraphs 2.2(e)(i) and (ii), LICENSEE shall:

          (i) within thirty-six (36) months of the Effective Date of the Agreement, develop at least one nucleic acid analysis process within the FIELD using one or more LICENSED PRODUCT(s).

          (ii) within forty-eight (48) months of the Effective Date of the Agreement, develop at least one non-service LICENSED PRODUCT, wherein such LICENSED PRODUCT and any method, reagent or apparatus essential for the use thereof is suitable for commercial use or sale.

          (iii) commence commercial sales or service by the year 2005.

     (g) A license in any other field of use in addition to the FIELD shall be the subject of a separate agreement and shall require LICENSEE's submission of evidence, satisfactory to HARVARD, demonstrating LICENSEE's willingness and ability to develop and


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 33.

     commercialize in such other field of use the kinds of products or processes likely to be encompassed in such other field.

     (h) During the period of exclusivity of this license in the United States, LICENSEE shall cause any LICENSED PRODUCT produced for sale in the United States to be manufactured substantially in the United States.

1.2 All rights reserved to the United States Government and others under Public Law 96-517, and Public Law 98-620, shall remain and shall in no way be affected by this Agreement.

1.3 Requirements of Howard Hughes Medical Institute in respect of the Harvard Patents based on the "Collaboration Agreement between Howard Hughes Medical Institute and President and Fellows of Harvard College", dated January 1, 1986:

     "4.1 Ownership and Assignment of Rights and Obligations. The rights and obligations with respect to inventions, discoveries, improvements, and other intellectual property, whether or not patentable or copyrightable (each a "Subject Invention"), conceived or reduced to practice at the Premises by employees of the Institute participating in the Research Program will be assigned to and be the sole property of the University, and will be determined in accordance with the applicable policies and procedures of the University subject to the other provisions of this Article 4.

     4.2 Mutual Objective. The parties agree that their mutual objective in respect of intellectual property conceived or developed pursuant to this Agreement is to disseminate such property for public use and benefit on a non-discriminatory basis. The parties will consult periodically with respect to any potential changes in their respective intellectual property policies.

     4.3 Paid-Up License. The University will grant the Institute a paid-up, non-exclusive, irrevocable license to use each Subject Invention for its research and academic purposes, but with no right to sub-license for commercial purposes.

     4.4 Use of the Property. The University will have the right to determine how best to utilize a Subject Invention; provided that (a) the Institute will, upon request, be given annual reports by the University on the utilization thereof, (b) the Institute will have the right to require licensing to others where, in its judgment, effective steps to achieve practical application of Subject Inventions have not been taken within a reasonable time or such licensing is necessary to meet the needs of public health or safety, and the University, within 90 days following notice from the Institute, fails to take such effective steps or otherwise to meet the needs of public health and safety through the enforcement of contractual rights or by other action; and (c) any license or sub-license by the University of any Subject Invention to a third party (i) will not relieve the University of its obligations to the Institute under Sections 4.3, 4.5 and 4.6 in respect of the Subject Invention and (ii) will provide that the Institute shall be indemnified and held harmless against any claims, liability, costs, loss or obligation, including without limitation, reasonable attorney's fees and costs, in connection with such license or sub-license."


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 34.

                                   EXHIBIT 10

                         COMMON STOCK PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of October 1, 200_, by and between TAKARA SHUZO CO., LTD., a Japanese corporation having its principal office at SETA 3-4-1, Otsu, Shiga, 520-2193 JAPAN ("Purchaser"), and LYNX THERAPEUTICS, INC., a Delaware corporation, having its principal office at 25861 Industrial Blvd., Hayward, California, USA (the "Company").

                                    RECITALS

     WHEREAS, Company and Purchaser have entered into that certain License Agreement effective as of the 1st day of October, 2000 (the "License Agreement") for the right to use the Company's proprietary technologies to manufacture, distribute and sell microarrays worldwide and to provide Megasort(TM) and MPSS(TM) services to customers in Japan, China and Korea;

     WHEREAS, the Company has authorized the sale and issuance of up to ____________ (__________) {to be calculated as the number of shares equal to [*] divided by the current market price per share as set forth in Section 1.1 below} shares of its common stock to purchase in a private placement; and

     WHEREAS, in connection with the License Agreement, the Company desires to issue and sell shares of its common stock to Purchaser, and Purchaser desires to purchase shares of Company's common stock on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the following mutual promises and covenants, the parties hereto agree as follows:

SECTION 1.  SALE AND ISSUANCE OF STOCK

            1.1 SALE AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions set forth in this Agreement and the License Agreement, on the Closing Date (as defined below), the Company agrees to sell and issue to Purchaser, and Purchaser agrees to purchase, the number of shares of the Company's common stock (the "Shares") determined by dividing the applicable [ * ] ("Purchase Price") by the current market price per share of the Company's common stock. The "current market price per share" shall be [ * ].

            1.2 PAYMENT OF PURCHASE PRICE. The Purchase Price is payable by Purchaser to the Company on the Closing Date by wire transfer of immediately available funds to an account or accounts to be designated by the Company, or by bank certified or cashier's check made payable to the Company.

            1.3 TRANSFER TAXES. Any transfer taxes, stamp duties, filing fees, registration fees, recordation expenses, escrow fees or other similar taxes, fees, charges or expenses incurred by the Company, Purchaser or any other party in connection with the purchase or in connection with any of the other transactions contemplated by this Agreement shall be borne and paid exclusively by the party incurring such expenses.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    Page 35.

SECTION 2.     CLOSING; DELIVERY.

        The consummation of the transaction contemplated by this Agreement (the "Closing") shall be held on the date hereof ("Closing Date"). The Closing shall be held at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California 94306-2155 or at such other time or place as Purchaser and the Company may mutually agree. At the Closing, the Company shall cause to be issued to Purchaser a stock certificate, in the name of Purchaser, representing the Shares being purchased against receipt of the payment of the Purchase Price. The Company shall deliver such stock certificate to Purchaser at the Closing or promptly thereafter.

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF COMPANY.

THE COMPANY HEREBY REPRESENTS, WARRANTS AND COVENANTS TO PURCHASER AS FOLLOWS:

            3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

            3.2 AUTHORIZATION. All corporate action on the part of Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Company hereunder and the authorization, issuance and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement, when executed and delivered will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

            3.3 VALID ISSUANCE OF COMMON STOCK. The Shares that are being purchased by Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.

            3.4 LEGAL PROCEEDINGS AND ORDERS. There is no action, suit, proceeding or investigation ("Legal Proceeding") pending or threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby, nor is the Company aware of any basis for any of the forgoing. The Company is neither a party nor subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would affect the ability of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF PURCHASER


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 36.

        Purchaser hereby represents, warrants and covenants to the Company as follows:

            4.1 AUTHORIZATION. Purchase has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute valid and legally binding obligations of Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief or other equitable remedies.

            4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's execution of this Agreement Purchaser hereby confirms, that the Shares to be purchased by Purchaser will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares and Purchaser has not been formed for the specific purpose of acquiring the Shares.

            4.3 RECEIPT OF INFORMATION. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs and the terms and conditions of the offering of the Shares with the Company's management and has had an opportunity to review the Company's facilities. Purchaser has also had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of its investment. Purchaser understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business which it believes to be material.

            4.4 RESTRICTED SECURITIES. Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein. Purchaser understands that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    Page 37.

            4.5 LEGENDS. Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

            (a) "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

            (b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

            4.6 ACCREDITED INVESTOR. Purchaser is either (a) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act or (b) not an accredited investor and neither such Investor nor any beneficiary of any trust or any investment client for whose account such Investor is purchasing is a citizen or resident of the United States or Canada, or any state, territory or possession thereof, including but not limited to any estate of any such person, or any corporation, partnership, trust or other entity created or existing under the laws thereof, or any entity controlled or owned by any of the foregoing (a "U.S. Person").

        INVESTMENT EXPERIENCE. Purchaser is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that Purchaser is able to fend for himself, herself or itself, can bear the economic risk of such investment and has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Shares.

        FURTHER REPRESENTATION BY FOREIGN INVESTORS. If Purchaser is not a U.S. Person, Purchaser hereby represents that Purchaser is satisfied as to the full observance of the laws of Purchaser's jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including
(i) the legal requirements of Purchaser's jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase,
(iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Purchaser's subscription and payment for, and Purchaser's continued beneficial ownership of, the Shares will not violate any applicable securities or other laws of Purchaser's jurisdiction.

SECTION 5.  CONDITIONS PRECEDENT TO OBLIGATION OF PURCHASER TO CLOSE

        The obligation of Purchaser to purchase the Shares and otherwise consummate the transactions that are contemplated by this Agreement is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived by Purchaser in whole or in part):

            5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in Section 3 shall be accurate and true in all material respects on and as of the Closing Date.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    Page 38.

            5.2 PERFORMANCE. All of the covenants and obligations that the Company is required to perform or to comply with pursuant to this Agreement and the license agreement between Lynx and Takara as of November 2, at or prior to the Closing, must have been duly performed and complied with in all material respects.

            5.3 SHARES AVAILABLE. The Company shall have available under its Amended and Restated Certificate of Incorporation sufficient authorized shares of capital stock to issue and sell the Shares to Purchaser.

SECTION 6.  CONDITIONS TO OBLIGATION OF THE COMPANY TO CLOSE

        The obligation of the Company to cause the Shares to be sold to Purchaser and otherwise consummate the transactions that are contemplated by this Agreement is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived by Company in whole or in part):

            6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser set forth in Section 4 shall be accurate and true in all material respects on and as of the Closing Date.

            6.2 PERFORMANCE. All of the covenants and obligations that Purchaser is required to perform or to comply with pursuant to this Agreement, at or prior to the Closing, must have been duly performed and complied with in all material respects.

            6.3 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Purchase shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any law, rule, regulation, order, judgment or decree enacted or deemed applicable to the Purchase that makes consummation of the Purchase illegal.

            6.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

SECTION 7.  MISCELLANEOUS PROVISIONS

            7.1  TIME OF ESSENCE. Time is of the essence of this Agreement.

            7.2 FURTHER ACTIONS. The Company shall execute such agreements and other documents, and shall take such other actions, as Purchaser may reasonably request (prior to, at or after the Closing) for the purpose of ensuring that the transactions contemplated by this Agreement are carried out in full compliance with the provisions of all applicable laws and regulations.

            7.3 PUBLICITY. No press release, publicity, disclosure or notice to any Person concerning any of the transactions contemplated by this Agreement shall be issued, given, made or otherwise disseminated at any time (whether prior to, at or after the Closing) without the prior written approval of the other party.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 39.

            7.4 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

            7.5 VENUE AND JURISDICTION. If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefor shall be in California, which shall be deemed to be a convenient forum. Purchaser and the Company hereby expressly and irrevocably consent and submit to the jurisdiction of the courts in California.

            7.6 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified,
                 (b) when sent by confirmed telex or facsimile if sent during normal business hours, if not, then on the next business day,
                 (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth on the signature page hereto or at such other address as the Company or Purchaser may designate by ten days advance written notice to the other parties thereto.

            7.7 FEES AND EXPENSES. All fees, costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such fees, costs and expenses.

            7.8 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

            7.9 TABLE OF CONTENTS AND HEADINGS. The table of contents of this Agreement and the Section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

            7.10 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            7.11 SEVERABILITY. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 40.

            7.12 ENTIRE AGREEMENT. This Agreement and the License Agreement
                 referred to herein and therein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled. This Agreement and the License Agreement are intended to define the full extent of the legally enforceable undertakings of the Company and Purchaser, and no promise or representation, whether written or oral, which is not set forth explicitly in this Agreement or the License Agreement is intended by either party to be legally binding.

            7.13 WAIVER. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            7.14 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of both Purchaser and the Company.

            7.15 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE
                 THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

            7.16 CONFIDENTIALITY. Each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not in any way divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of the Shares purchased hereunder. The provisions of this Section
                 7.16 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

            7.17 INTERPRETATION OF AGREEMENT.

            (a) Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                    Page 41.

            (b) Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."

            (d) References herein to "Sections" and "Schedules" are intended to refer to Sections of and Schedules to this Agreement.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    Page 42.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Common Stock Purchase Agreement to be executed and delivered by its duly authorized officer on the date set forth above.

                                    ACCEPTED AND ACKNOWLEDGED BY PURCHASER:

                                    TAKARA SHUZO CO., LTD.


                                    By:
                                       -----------------------------------------
                                    Printed Name:
                                                 -------------------------------
                                    Title:
                                          --------------------------------------
                                    Address:
                                            ------------------------------------

                                   ---------------------------------------------


                                    ACCEPTED AND ACKNOWLEDGED BY THE COMPANY:

                                    LYNX THERAPEUTICS, INC.


                                    By:
                                       -----------------------------------------
                                    Printed Name:
                                                 -------------------------------
                                    Title:
                                          --------------------------------------
                                    Address:
                                            ------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    Page 43.